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                                                        Exhibit 99.B(d)(1)(D)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST

                                       AND

                             DIRECTED SERVICES, INC.

SERIES                                                                  ANNUAL INVESTMENT MANAGEMENT FEE
------                                                                  --------------------------------
                                                                  (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING FMR(SM) Earnings Growth Portfolio                                     0.580% on first $500 million;
                                                                        0.570% on next $250 million; and
                                                                       0.520% on assets over $750 million

ING FMR(SM) Equity Income Portfolio                                                   0.47%

ING FMR(SM) Small Cap Equity Portfolio                                               0.750%

ING Franklin Income Portfolio                                         0.65% on the first $500 million; and
                                                                        0.60% on assets over $500 million

ING JPMorgan Value Opportunities Portfolio                                0.400% on first $21 billion;
                                                                         0.390% on next $5 billion; and
                                                                        0.380% on assets over $26 billion

ING Marsico International Opportunities Portfolio                       0.540% on first $21 billion; and
                                                                        0.530% on assets over $21 billion

ING MFS Utilities Portfolio                                                0.600% on first $1 billion;
                                                                          0.550% on next $500 million;
                                                                           0.500% on next $5 billion;
                                                                           0.470% on next $5 billion;
                                                                           0.450% on next $5 billion;
                                                                         0.440% on next $5 billion; and
                                                                       0.430% on assets over $21.5 billion

ING Pioneer Equity Income Portfolio                                        0.65% on first $500 million
                                                                           0.60% on assets thereafter
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7337 E. Doubletree Ranch Rd.   Tel: 480-477-3000             ING Investors Trust
Scottsdale, AZ 85258-2034      Fax: 480-477-2700
                               www.ingfunds.com

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
SERIES                                                                  ANNUAL INVESTMENT MANAGEMENT FEE
------                                                                  --------------------------------
                                                                  (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Wells Fargo Small Cap Disciplined Portfolio                           0.77% on first $500 million;
                                                                           0.70% on next $500 million;
                                                                           0.65% on next $500 million;
                                                                          0.60% on next $5 billion; and
                                                                        0.53% on assets over $6.5 billion

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